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(HARRIS LOGO)

                                                                    Exhibit 99.1




                   HARRIS INTERACTIVE FISCAL Q3 REVENUE UP 10%

                        Worldwide Internet Revenue up 42%
                Sales Bookings Pass $40 Million to Set New Record

ROCHESTER, NY -- APRIL 28, 2004 -- Harris Interactive(R) (Nasdaq:HPOL) released its financial results for the third quarter of fiscal 2004.

REVENUE INCREASES 10% - SALES BOOKINGS ACCELERATE TO NEW RECORD

Revenue for the quarter was $35.4 million, up 10% versus $32.1 million of revenue for the same period a year ago. This includes $0.3 million in revenue from Novatris, the Paris-based online research firm that Harris Interactive acquired in March. Worldwide sales bookings accelerated at the end of the quarter to set a new record above the $40 million mark. "That sales momentum has continued into April, and we expect another excellent performance for bookings for the fourth quarter as a whole," said Robert E. Knapp, CEO and Vice Chairman of Harris Interactive.

INTERNET-BASED REVENUE GROWS 42% - NOW 61% OF TOTAL

Traditional revenue for the fiscal third quarter slid 18% to $13.7 million from $16.8 million a year ago. This decline was largely offset by a 42% increase in worldwide Internet-based revenue to $21.7 million, or 61% of the total revenue for the quarter, versus $15.3 million of Internet revenue, or 48% of the total reported for the same period last year. HI Europe Internet revenue for the quarter was $0.9 million, or 14% of the European total, about even sequentially with the prior quarter. "We believe European Internet revenue will grow at a pace similar to the historical growth of U.S. Internet revenue," said Gregory T. Novak, President and COO of Harris Interactive. "As we move through fiscal year 2005, we expect that growth will have an increasingly positive impact on both the top and bottom lines," Novak concluded. U.S. Internet-based revenue for the quarter was $20.5 million, or 76% of the total U.S. revenue.

PRE-TAX INCOME MATCHES LAST YEAR

Pre-tax income for the quarter was $2.6 million, or $0.05 per share, equal to pre-tax income of $2.6 million or $0.05 per share for Q3 of fiscal 2003. Pre-tax income per share, a non-GAAP financial measure, is calculated as income before taxes divided by the weighted average diluted shares outstanding, and is reconciled to GAAP net income per share in the attached financial summary. "During the quarter, we strategically invested in hiring additional sales and project staff in order to maintain our future growth momentum. We also consolidated some of our UK back-office operations, and incurred other non-recurring charges, all of which pushed our pre-tax income into the low end of our expectations," stated Knapp.

AFTER-TAX NET EARNINGS

In accordance with GAAP requirements, the Company recorded an income tax provision of $997,000 for the third fiscal quarter. That provision, a non-cash expense, produced after-tax net earnings of $1.6 million or $0.03 per diluted share. A tax provision was not booked in Q3 of fiscal 2003, thereby preventing a comparison of net income with a year ago.

NOVATRIS INTEGRATION ON SCHEDULE - SALES RAMPING UP IN EUROPE

Integration efforts at Novatris are well underway and are on schedule. The entire one million member database has been merged into the Harris Interactive panel and is now being fully utilized to conduct pan-European online research. All key financial reporting systems have now been integrated, and we expect our sales management process will be integrated by the end of May. "Combined marketing efforts with the Novatris team have been taking place regularly and have already yielded $2 million in sales and another $1 million in proposed online research," explained Novak.



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\FOURTH QUARTER AND FISCAL YEAR 2004 GUIDANCE

"For our fiscal fourth quarter, including Novatris, we expect revenue in the range of $41 to $43 million, with pre-tax income of between $0.10 and $0.12 per share," said Knapp. "We believe that revenue for the full fiscal year will reach $146 to $148 million, and produce pre-tax income of between $0.24 and $0.26 per share. We also expect to provide full fiscal year 2005 guidance after our strategic planning is completed in June," Knapp concluded.

TAX VALUATION REVERSAL LIKELY IN Q4

Harris Interactive has a valuation reserve of $29 million on its deferred tax assets as of March 31, 2004. Based upon the Company's recent history of profits and expectations for the future, it is increasingly likely that the valuation allowance will no longer be needed and all or a portion of such reserve will likely be reversed as a benefit to income in the fourth quarter of fiscal year 2004.

CONFERENCE CALL AND WEBCAST ACCESS INFORMATION

The Company has scheduled a conference call to discuss these results for Thursday, April 29, 2004 at 8:30 a.m. ET. Robert E. Knapp, CEO, will host the teleconference. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free (877) 502-9273 in the United States and Canada, or (913) 981-5582 internationally by 8:20 a.m. ET on April 29th - reference "Harris Interactive."

A live webcast of the conference call will also be accessible via the Company's website at www.harrisinteractive.com/ir, and an archived version of the webcast will be available there for 30 days following the call. A telephone replay of the conference call will not be available.

This media release will be available prior to the call at our website: www.harrisinteractive.com/news.

        PLEASE SEE THE ATTACHED FINANCIAL SUMMARY FOR ADDITIONAL DETAILS.

                                       ###

ABOUT HARRIS INTERACTIVE(R)

Harris Interactive (www.harrisinteractive.com) is a worldwide market research and consulting firm best known for The Harris Poll(R), and for pioneering the Internet method to conduct scientifically accurate market research. Headquartered in Rochester, New York, Harris Interactive combines proprietary methodologies and technology with expertise in predictive, custom and strategic research. The Company conducts international research from its U.S. offices and through wholly owned subsidiaries -- London-based HI Europe (www.hieurope.com), Paris-based Novatris and Tokyo-based Harris Interactive Japan -- as well as through the Harris Interactive Global Network of independent market- and opinion-research firms. EOE M/F/D/V

To become a member of the Harris Poll Online(SM) and be invited to participate in future online surveys, visit www.harrispollonline.com.

CONTACT:

Dan Hucko
SVP, Corporate Communications & Investor Relations
Harris Interactive
585-214-7470
dhucko@harrisinteractive.com

Safe Harbor Statement

This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.



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                             HARRIS INTERACTIVE INC.

                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)

                                                                 MARCH 31,     JUNE 30,
                                                                   2004          2003
                                                                   ----          ----
                                   ASSETS
Current assets:

   Cash and cash equivalents                                     $ 23,973     $ 20,391
   Marketable securities                                           27,865       18,693
   Accounts receivable, net                                        21,306       20,821
   Costs and estimated earnings in excess
      of billings on uncompleted contracts                          5,237        3,776
   Other current assets                                             4,340        3,690
   Deferred tax assets                                                127          127
                                                                 --------     --------
                  Total current assets                             82,848       67,498

Property, plant and equipment, net                                  6,791        7,806
Goodwill                                                           66,663       63,259
Other intangibles, net                                              2,675          730
Deferred tax assets                                                 1,167        3,904
Other assets                                                        2,001        2,045
                                                                 --------     --------
                  Total assets                                   $162,145     $145,242
                                                                 ========     ========


                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

   Accounts payable                                                 4,823        6,752
   Accrued expenses                                                10,686        9,050
   Billings in excess of costs and estimated
      earnings on uncompleted contracts                            12,172       10,375
                                                                 --------     --------

                  Total current liabilities                        27,681       26,177

Deferred tax liabilities                                              748           --
Other long-term liabilities                                         1,202          576

                  Total stockholders' equity                      132,514      118,489
                                                                 --------     --------
                  Total liabilities and stockholders' equity     $162,145     $145,242
                                                                 ========     ========


                                  Page 7 of 8
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                             HARRIS INTERACTIVE INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In Thousands, except share and per share data)
                                  (Unaudited)

                                                    Three months ended                 Nine months ended
                                                        March 31,                           March 31,
                                           ------------------------------       ------------------------------
                                                 2004              2003               2004              2003
                                                 ----              ----               ----              ----
Revenue from services                      $     35,428      $     32,080       $    104,821      $     94,877
Cost of services                                 16,831            16,141             52,207            49,637
                                           ------------      ------------       ------------      ------------
   Gross profit                                  18,597            15,939             52,614            45,240
                                                     52%               50%                50%               48%
Operating expenses:
   Sales and marketing expenses                   3,012             2,352              8,594             6,487
   General and administrative expenses           11,928             9,968             33,025            29,977
   Depreciation and amortization                  1,177             1,443              3,499             4,200
   Restructuring credits                             --              (273)                --              (662)
                                           ------------      ------------       ------------      ------------
   Total operating expenses                      16,117            13,490             45,118            40,002
                                           ------------      ------------       ------------      ------------
Operating income                                  2,480             2,449              7,496             5,238

Interest and other income, net                      158               108                401               387
                                           ------------      ------------       ------------      ------------
Income before income taxes                        2,638             2,557              7,897             5,625

Income tax expense                                  997                --              2,780                --
                                           ------------      ------------       ------------      ------------
Net income                                        1,641             2,557              5,117             5,625

Basic net income per share                 $       0.03      $       0.05       $       0.09      $       0.11
Diluted net income per share               $       0.03      $       0.05       $       0.09      $       0.10

Weighted average shares outstanding -
                   Basic                     56,508,266        53,162,127         55,811,250        52,680,549
                   Diluted                   58,175,448        55,424,689         57,377,029        54,330,591

Calculation of Pre-tax income per share:           Three months ended           Nine months ended
                                                       March 31,                   March 31,
                                                 ---------------------     ---------------------
                                                   2004         2003         2004         2003
                                                   ----         ----         ----         ----
Net income per share (diluted)                   $   0.03     $   0.05     $   0.09     $   0.10
Plus: Income tax expense per share (diluted)     $   0.02     $     --     $   0.05     $     --
                                                 --------     --------     --------     --------
          Pre-tax income per share (diluted)     $   0.05     $   0.05     $   0.14     $   0.10






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